Exhibit 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Interim Chief Executive Officer and the Chief Financial Officer of NBOG Bancorporation, Inc. (the "Company"), each certify that, to his or her knowledge on the date of this certification:


     1. The quarterly report of the Company for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on this date (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                               /s/ Allen Smith
                              --------------------------------------------------
                              Allen Smith
                              Interim President and Chief Executive Officer (Principal Executive Officer)
                              May  14,  2004


                               /s/ Holly R. Hunt
                              --------------------------------------------------
                              Holly R. Hunt
                              First Vice President and Chief Financial Officer (Principal Financial Officer)
                              May  14,  2004


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